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                               Verizon North Inc.


                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          Three Months Ended
(Dollars in Millions)                                       March 31, 2002
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Income before provision for income taxes                              $272.8
Equity in loss from affiliate                                            1.0
Interest expense                                                        26.8
Portion of rent expense representing interest                            7.0
Amortization of capitalized interest                                      .3
                                                        --------------------

Earnings, as adjusted                                                 $307.9
                                                        ====================

Fixed charges:
Interest expense                                                      $ 26.8
Portion of rent expense representing interest                            7.0
Capitalized interest                                                      .4
                                                        --------------------

Fixed Charges                                                         $ 34.2
                                                        ====================

Ratio of Earnings to Fixed Charges                                      9.00
                                                        ====================